UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2008

TERCICA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50461	26-0042539
(Commission File Number)	(IRS Employer Identification No.)

2000 Sierra Point Parkway, Suite 400

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 624-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

At a special meeting of stockholders held on October 16, 2008, the stockholders of Tercica, Inc. (the “Company”) voted to approve the adoption of the Agreement and Plan (the “Merger Agreement”), dated June 4, 2008, by and among the Company, Beaufour Ipsen Pharma, a société par actions simplifiée organized under the laws of France (the “Purchaser”), and Tribeca Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Purchaser (“Merger Sub”). Following the adoption of the Merger Agreement by the Company’s stockholders and the satisfaction of the remaining closing conditions thereunder, the merger contemplated by the Merger Agreement was consummated and Merger Sub merged with and into the Company (the “Merger”). Upon the effectiveness of the Merger, (i) the separate corporate existence of Merger Sub ceased, (ii) the Company survived the Merger as a wholly-owned subsidiary of Purchaser and its affiliates, (iii) the process to delist the Company’s common stock from the NASDAQ Global Market commenced, and (iv) the Company began the process of deregistering its common stock under the Securities and Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERCICA, INC.

Dated: October 16, 2008	By:	/s/ Stephen N. Rosenfield
Stephen N. Rosenfield Corporate Secretary